EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-111745, 333-66950, 333-50476 and 333-86653 of Western Sierra Bancorp on Form S-8 of our report dated June 22, 2007 relating to the financial statements of the Western Sierra Bancorp 401(k) Stock Ownership Plan as of and for the years ended December 31, 2006 and 2005 appearing in this Annual Report on Form 11-K.

/s/ Perry-Smith LLP Sacramento, California June 28, 2007